UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                         _______________________________

                                     FORM 8-K

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  April 15, 1997

                           Pathe Communications Corporation


      Delaware                 0-12252               13-2624802
   (State or other        (Commission File      (IRS Employer
   jurisdiction of            Number)           Identification No.)
   incorporation)

                     c/o The Law Offices of Fredric S. Newman
                       10 East 40th Street, New York, NY 10016
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                                  (212) 689-8808
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   Item 5.  Other Events.

        On April 15, 1997, Pathe Communications Corporation (the "Company") failed to pay the installments of interest and make certain required sinking fund payments (the "Required Payments") due and payable on April 15, 1997, on (i) the 8 7/8% Convertible Senior Subordinated Debentures due April 15, 2001 issued pursuant to the Indenture dated as of April 15, 1986 between The Cannon Group, Inc. and Manufacturers Hanover Trust Company of California as Trustee (the "Trustee"), (ii) the 12 7/8% Senior Subordinated Debentures due April 15, 2001 issued pursuant to the Indenture dated as of April 15, 1986 between The Cannon Group, Inc. and the Trustee and (iii) the 12 7/8% Senior Subordinated Debentures due April 15, 2001 issued pursuant to the Indenture dated as of April 15, 1986 between Pathe Communications and the Trustee (each an "Indenture" and collectively the "Indentures").
   As of April 15, 1997, $254,393 was due and payable pursuant to the Indentures to debenture holders other than CLBN (as defined below) and not paid. As of such date, the Company had less than $5,000 in cash. On April 18, the Company received a default notice from the Trustee, a copy of which is attached as Exhibit 99 and is incorporated herein by reference.

        The Company has no operating assets or sources of income and insufficient cash on hand to meet operating expenses or make the Required Payments. The Company is party to a credit facility with Generale Bank Nederland N.V. ("GBNL"), f/k/a Credit Lyonnais Bank Nederland N.V. ("CLBN"), under which the Company has in the past borrowed funds from CLBN to meet operating expenses and previous Required Payments. The last such borrowing was in November of 1994. All of the Company's bank indebtedness is currently due and payable. As of March 31, 1997, approximately $37.2 million in principal and interest was outstanding under such credit facility. In addition to the above referenced indebtedness, the Company's other indebtedness to CBLN includes matured subordinated debt and deferred interest in the amount of approximately $29 million. The aggregate indebtedness of the Company to CLBN is approximately $66 million.

        The Company has sought funding to pay the Required Payments. It has not received any response, but the Company has no reason to believe funding will be forthcoming.

        Additionally, the Company is currently in default on a loan of $150,000,000 borrowed from Sealion Corporation N.V. ("Sealion"), a company affiliated with SASEA Holding S.A. ("SASEA") and with prior management of the Company, the proceeds of which were lent to Melia International N.V. ("Melia"), the major stockholder of the Company at the time. Sealion has assigned, as collateral security, its receivable from the Company to Credit Lyonnais S.A., which has transferred the same to Consortium de Realisation. The Company's obligations under the Sealion loan are guaranteed by Melia, which guarantee is collateralized by approximately 51% of the Company's outstanding stock. The Sealion loan obligation, which has been due and payable as to principal since 1992, bears interest at two percentage points above LIBOR.

   Item 7.  Financial Statements and Exhibits

        (a)  None.

        (b)  None.

        (c)  Exhibits.

             99 Text of Notice of Default dated April 18, 1997, issued by the Trustee.

                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PATHE COMMUNICATIONS CORPORATION




   Date: May 1, 1997             By: /s/ Fredric S. Newman

                                  EXHIBIT INDEX

   Exhibit 99 Text of Notice of Default dated April 18, 1997, issued by the Trustee.